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                                                                     EXHIBIT 4.1

COMMON STOCK                                        WITHOUT NOMINAL OR PAR VALUE

                                             RIGHTS ATTACHED TO THIS CERTIFICATE
                                                            DESCRIBED ON REVERSE
                                         THIS CERTIFICATE IS TRANSFERABLE IN THE
                                                  CITIES OF HOUSTON AND NEW YORK


CENTERPOINT ENERGY, INC.                                       CUSIP 15189T 10 7
INCORPORATED UNDER THE LAWS OF THE STATE OF TEXAS                SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

THIS CERTIFIES THAT

IS THE OWNER OF

         FULL PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

         CenterPoint Energy, Inc. (the "Company"), transferable on the books of the Company by the holder in person or by attorney on surrender of this Certificate duly endorsed. This Certificate is not valid until countersigned by a Transfer Agent and registered by a Registrar of the Company.

[CenterPoint Logo]

[SEAL]

         Witness the seal of said Company and the signatures of its duly authorized officers.

Dated


                                                 CenterPoint Energy, Inc.
                                                 COUNTERSIGNED AND REGISTERED:
                                                 CenterPoint Energy, Inc.
                                                 (HOUSTON, TEXAS)
                                                 TRANSFER AGENT
                                                 AND REGISTRAR
                                                 BY

                                                 AUTHORIZED OFFICER

                                                 By
                                                 PRESIDENT
                                                 CORPORATE SECRETARY




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                            CENTERPOINT ENERGY, INC.

         A full statement of the designations, preferences, limitations and relative rights of the shares of each class of stock of the Company authorized to be issued, the variations in the relative rights and preferences of the shares of each series of Preference Stock of the Company to the extent they have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series of Preference Stock is set forth in Article VI of the Articles of Incorporation of the Company or in resolutions, if any, of the Board of Directors of the Company fixing and determining the relative rights and preferences of series of Preference Stock, copies of which Articles of Incorporation and resolutions, if any, are on file in the Office of the Secretary of State of the State of Texas. Under said Article VI, no holder of any stock of the Company has any preemptive right to acquire unissued or treasury shares of the Company. The Company will furnish a copy of said Article VI of its Articles of Incorporation and said resolutions, if any, to the record holder of this certificate without charge upon written request to the Secretary of the Company at its principal place of business in Houston, Texas.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  --   as tenants in common           UNIF GIFT MIN ACT-____Custodian___
TEN ENT  --   as tenants by the entireties                    (Cust)    (Minor)
JT TEN   --   as joint tenants with right          under Uniform Gifts to Minors
              of survivorship and not as           Act__________________________
              tenants in common                               (State)

         Additional abbreviations may also be used though not in the above list.

         For value received,               hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

_______________________________________________________________________Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Company with full power of substitution in the premises.

Dated,
      -------------------------
                                                   X
                                                     ---------------------------
                                                             (Signature)

             NOTICE:

THE SIGNATURE(S) TO THIS ASSIGNMENT
MUST CORRESPOND WITH THE NAME(S) AS
WRITTEN UPON THE FACE OF THE


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CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR
ENLARGEMENT OR ANY CHANGE WHATEVER.

                                                    ---------------------------
                                                    (SIGNATURE)

                                                    ---------------------------
                                                    (SIGNATURE)

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THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.


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SIGNATURE(S) GUARANTEED BY:

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         This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between CenterPoint Energy, Inc. (the "Company") and JPMorgan Chase Bank (the "Rights Agent") dated as of _________, as it may from time to time be supplemented or amended (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire or may be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, will become null and void.